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                                                                   HARTFORD LIFE


April 9, 2001                                     Christine Hayer Repasy
                                                  Senior Vice President, General
                                                  Counsel & Corporate Secretary


Board of Directors
Hartford Life and Annuity Insurance Company
200 Hopmeadow Street
Simsbury, CT  06089

RE: SEPARATE ACCOUNT TEN, FORMERLY KNOWN AS PUTNAM CAPITAL MANAGER TRUST SEPARATE ACCOUNT TWO
        HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
        FILE NO. 333-39608

Dear Sir/Madam:

I have acted as General Counsel to Hartford Life and Annuity Insurance Company (the "Company"), a Connecticut insurance company, and Separate Account Ten, formerly known as Hartford Life and Annuity Insurance Company Putnam Capital Manager Trust Separate Account Two (the "Account") in connection with the registration of an indefinite amount of securities in the form of tax-deferred variable annuity contracts (the "Contracts") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. I have examined such documents (including the Form N-4 Registration Statement) and reviewed such questions of law as I considered necessary and appropriate, and on the basis of such examination and review, it is my opinion that:

1. The Company is a corporation duly organized and validly existing as a stock life insurance company under the laws of the State of Connecticut and is duly authorized by the Insurance Department of the State of Connecticut to issue the Contracts.

2. The Account is a duly authorized and validly existing separate account established pursuant to the provisions of Section 38a-433 of the Connecticut Statutes.

3. To the extent so provided under the Contracts, that portion of the assets of the Account equal to the reserves and other contract liabilities with respect to the Account will not be chargeable with liabilities arising out of any other business that the Company may conduct.

4. The Contracts, when issued as contemplated by the Form N-4 Registration Statement, will constitute legal, validly issued and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the Form N-4 Registration Statement for the Contracts and the Account.

Sincerely,

/s/ Christine Hayer Repasy

Christine Hayer Repasy